EXHIBIT 12

                         NAC RE CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                              -------------------   -----------------------------------------------------
                                1995       1994       1994       1993       1992       1991        1990
                              --------   --------   --------   --------   --------   ---------   --------
EARNINGS:
Operating income before
  income taxes.............   $ 54,269   $ 32,116   $ 42,290   $ 49,497   $  3,606   $  41,718   $ 29,430
                              --------   --------   --------   --------   --------   ---------   --------
ADD BACK FIXED CHARGES:
Interest expense...........     11,037     10,522     14,196     13,324      4,538       3,547      3,301
Amortization of related
  debt expenses............        193        193        258        258         68          63         63
Assumed interest component
  of rent expenses.........        885        879      1,099      1,194      1,114         940        784
                              --------   --------   --------   --------   --------   ---------   --------
  Total fixed charges......     12,115     11,594     15,553     14,776      5,720       4,550      4,148
                              --------   --------   --------   --------   --------   ---------   --------
Adjusted earnings..........   $ 66,384   $ 43,710   $ 57,843   $ 64,273   $  9,326   $  46,268   $ 33,578
                              --------   --------   --------   --------   --------   ---------   --------
                              --------   --------   --------   --------   --------   ---------   --------
Ratio of earnings to fixed
  charges..................   5.5 to 1   3.8 to 1   3.7 to 1   4.3 to 1   1.6 to 1   10.2 to 1   8.1 to 1
                              --------   --------   --------   --------   --------   ---------   --------
                              --------   --------   --------   --------   --------   ---------   --------